EXHIBIT 99.1


                                                                  [COMPANY LOGO]

FOR IMMEDIATE RELEASE

CONTACT: JOSEPH T. SCHEPERS
         VICE PRESIDENT, CORPORATE COMMUNICATIONS
         (770) 419-3355


              CRYOLIFE'S SECOND QUARTER 2005 REVENUES INCREASED 12%
                            OVER SECOND QUARTER 2004

 STRONG GROWTH IN INTERNATIONAL BIOGLUE SALES AND ORTHOPAEDIC TISSUE PROCESSING
     REVENUES IN SECOND QUARTER OF 2005 COMPARED TO SECOND QUARTER OF 2004

ATLANTA... (AUGUST 4, 2005)... CRYOLIFE, INC. (NYSE: CRY), a biomaterials and biosurgical device company, announced today that second quarter revenues of 2005 increased 12% to $17.2 million compared to $15.3 million in the second quarter of 2004. The net loss in the second quarter of 2005 was $14.4 million or $0.61 per fully diluted common share. Excluding an $11.8 million ($0.49 per common share) charge for settlement of the shareholder class action lawsuit and a $902,000 ($0.04 per common share) non-cash charge for the change in the value of the derivative related to the Company's 6% convertible preferred stock, the adjusted net loss for the second quarter of 2005 was $1.7 million or $0.08 per fully diluted common share. The net loss in the second quarter of 2004 was $3.4 million or $0.14 per fully diluted common share.

     Revenues for the first six months of 2005 increased 15% to $34.9 million compared to $30.4 million in the first six months of 2004. The net loss for the first six months of 2005 was $15.7 million or $0.68 per fully diluted common share. Excluding an $11.8 million ($0.50 per common share) charge for settlement of the shareholder class action lawsuit and a $784,000 ($0.03 per common share) non-cash charge for the change in the value of the derivative related to the Company's 6% convertible preferred stock, the adjusted net loss for the first half of 2005 was $3.2 million or $0.15 per fully diluted common share. The net loss for the first six months of 2004 was $10.4 million or $0.46 per fully diluted common share.

     Steven G. Anderson, President and CEO of CryoLife, Inc. stated, "In the second quarter, our international sales increased 21% compared to the second quarter of 2004 and we are pursuing additional growth opportunities around the world. The Company is increasing its efforts to continue to develop and introduce new products outside the U.S. New marketing and sales initiatives are planned in South America, India, China and Russia."

     In the second quarter of 2005, BioGlue(R) sales increased 7% to $9.6 million compared to $9.0 million in the second quarter of 2004. U.S. BioGlue sales were $7.1 million in the second quarter of 2005 compared to $7.0 million for the same period of 2004. International BioGlue sales were $2.5 million in the second quarter of 2005 compared to $2.0 million for the same period of 2004.


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

     Tissue processing revenues increased 21% to $7.4 million in the second quarter of 2005 compared to $6.1 million in the second quarter of 2004. Cardiac tissue processing revenues were $3.5 million in the second quarter of 2005 compared to $2.8 million in the second quarter of 2004. Vascular tissue processing revenues were $2.7 million in the second quarter of 2005 compared to $2.6 million in the second quarter of 2004. Orthopaedic tissue processing revenues were $1.1 million in the second quarter of 2005 compared to $574,000 in the second quarter of 2004.

Total product and tissue processing gross margins in the second quarter of 2005 were 53% compared to 38% in second quarter of 2004. The tissue processing gross margins were 17% in the second quarter of 2005 compared to a negative 25% in the second quarter of 2004.

General, administrative, and marketing expenses were $21.6 million in the second quarter of 2005 compared to $9.7 million in the same period of 2004. General, administrative, and marketing expenses in the second quarter of 2005 were negatively affected by the $11.8 million charge for settlement of the shareholder class action lawsuit. R&D expenses were approximately $900,000 in the second quarters of 2005 and 2004.

In the third quarter of 2005, total tissue processing and product revenues are expected to be $17.0 to $18.6 million. BioGlue revenues are expected to be $9.4 to $10.0 million and tissue processing revenues are expected to be $7.3 to $8.3 million in the third quarter of 2005. Bioprosthetic cardiovascular and vascular device revenues are expected to be approximately $300,000 in the third quarter of 2005.

The Company expects tissue processing and product revenues to increase to $70.0 to $73.0 million for the full year 2005. The Company expects BioGlue revenues to be $39.0 to $40.0 million and tissue processing revenues to be $30.0 to $32.0 million for the full year 2005. Bioprosthetic cardiovascular and vascular device revenues are expected to be approximately $1.0 million in 2005.

The Company expects general, administrative, and marketing expenses to be $10.0 to $11.0 million in the third quarter of 2005, and $52.0 to $54.0 million for the full year of 2005. The Company expects research and development expenses to be approximately $1.0 million in the third quarter of 2005 and $4.0 to $5.0 million for the full year 2005.

As of June 30, 2005, the Company had approximately $22.1 million in cash, cash equivalents, and marketable securities. The Company expects to pay approximately


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

$8.0 million, net of insurance proceeds, in the third or fourth quarter of 2005 for the settlement of the shareholder class action lawsuit.

     THE COMPANY WILL HOLD A TELECONFERENCE CALL AND LIVE WEB CAST AT 11:15 A.M. EASTERN TIME, AUGUST 4, 2005, TO DISCUSS SECOND QUARTER 2005 FINANCIAL RESULTS FOLLOWED BY A QUESTION AND ANSWER SESSION HOSTED BY STEVEN G. ANDERSON, PRESIDENT AND CHIEF EXECUTIVE OFFICER.

     TO LISTEN TO THE LIVE TELECONFERENCE PLEASE DIAL 973-935-2981 A FEW MINUTES PRIOR TO 11:15 A.M. NO IDENTIFICATION NUMBER IS REQUIRED. A REPLAY OF THE TELECONFERENCE WILL BE AVAILABLE AUGUST 4, 2005, THROUGH AUGUST 9, 2005, AND CAN BE ACCESSED BY CALLING (TOLL FREE) 877-519-4471 OR 973-341-3080. THE IDENTIFICATION NUMBER FOR THE REPLAY IS 6291248.

     THE LIVE WEB CAST CAN BE ACCESSED BY GOING TO THE INVESTOR RELATIONS SECTION OF THE CRYOLIFE WEB SITE AT WWW.CRYOLIFE.COM.


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


ABOUT CRYOLIFE, INC.
Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiovascular and vascular surgeries throughout the United States and Canada. The Company's BioGlue(R) Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels and is CE marked in the European Community and approved in Canada for use in soft tissue repair and approved in Australia for use in vascular and pulmonary sealing and repair.


Statements made in this press release that look forward in time or that express management's beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These future events may not occur as and when expected, if at all, and, together with the Company's business, are subject to various risks and uncertainties. These risks and uncertainties include that the Company's increased efforts to develop and introduce new products outside the U.S. may be unsuccessful, that 2005 revenues and expenses may not meet its expectations, the possibility that the FDA could impose additional restrictions on the Company's operations, require a recall, or prevent the Company from processing and distributing tissues or manufacturing and distributing other products, that the protein hydrogel products under development may not be commercially feasible, that the Company may not have sufficient borrowing or other capital availability to fund its business, that pending litigation cannot be settled on terms acceptable to the Company, that the Company may not have sufficient resources to pay punitive damages (which are not covered by insurance) or other liabilities in excess of available insurance, the possibility of severe decreases in the Company's revenues and working capital, that to the extent the Company does not have sufficient resources to pay the claims against it, it may be forced to cease operations or seek protection under applicable bankruptcy laws, changes in laws and regulations applicable to CryoLife and other risk factors detailed in CryoLife's Securities and Exchange Commission filings, including CryoLife's Form 10-K filing for the year ended December 31, 2004, its registration statement on Form S-3 (Reg. No. 333-121406) and the Company's other SEC filings. The Company does not undertake to update its forward-looking statements.




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

                                                         CRYOLIFE, INC.
                                                 Unaudited Financial Highlights
                                                (In thousands, except share data)

                                                            Three Months Ended               Six Months Ended
                                                                 June 30,                        June 30,
                                                       ---------------------------      ---------------------------
                                                           2005           2004              2005           2004
                                                       -----------     -----------      -----------     -----------

Revenues:
   Products                                            $     9,846     $     9,203      $    19,973     $    18,062
   Human tissue preservation services                        7,352            6054           14,890          12,279
   Research grants                                               -              57                -              59
                                                        ----------     -----------      ------------    -----------
       Total revenues                                       17,198          15,314           34,863          30,400

Costs and expenses:
   Products                                                  2,079           1,894            4,195           3,841
   Human tissue preservation services                        6,070           7,543           11,969          16,646
   General, administrative, and marketing                   21,585           9,693           31,641          19,841
   Research and development                                    929             891            1,850           1,812
   Interest expense                                             88              59              143             102
   Interest income                                            (167)            (64)            (242)           (130)
   Change in valuation of derivative                           902               -              784               -
   Other expense, net                                           45              21              175              37
                                                       -----------     -----------      -----------     -----------
       Total costs and expenses                             31,531          20,037           50,515          42,149

   Loss before income taxes                                (14,333)         (4,723)         (15,652)        (11,749)
   Income tax expense (benefit)                                 46          (1,371)              84          (1,371)
                                                       -----------     ------------     -----------     ------------
Net loss                                               $   (14,379)    $    (3,352)     $   (15,736)    $   (10,378)
                                                       ============    ============     ============    ============

Effect of preferred stock                                     (244)              -             (290)              -
                                                       ------------    -----------      ------------    -----------
Net loss applicable to common shares                   $   (14,623)    $    (3,352)     $   (16,026)    $   (10,378)
                                                       ============    ============     ============    ============

Loss per common share:
   Basic                                               $    (0.61)     $    (0.14)      $    (0.68)     $    (0.46)
                                                       ===========     ===========      ===========     ===========
   Diluted                                             $    (0.61)     $    (0.14)      $    (0.68)     $    (0.46)
                                                       ===========     ===========      ===========     ===========

Weighted average common shares outstanding:
   Basic                                                    23,905          23,252           23,676          22,747
                                                       ===========     ===========      ===========     ===========
   Diluted                                                  23,905          23,252           23,676          22,747
                                                       ===========     ===========      ===========     ===========


Revenues from:
   BioGlue                                             $     9,552     $     8,962      $    19,423     $    17,605

   Cardiovascular                                            3,518           2,831            7,268           6,261
   Vascular                                                  2,740           2,649            5,456           5,135
   Orthopaedic                                               1,094             574            2,166             883
                                                       -----------     -----------      -----------     -----------
       Total preservation services                           7,352           6,054           14,890          12,279
                                                       -----------     -----------      -----------     -----------

   Bioprosthetic devices                                       294             241              550             455
   Other                                                         -              57                -              61
                                                       -----------     -----------      -----------     -----------
       Total revenues                                  $    17,198     $    15,314      $    34,863     $    30,400
                                                       ===========     ===========      ===========     ===========-

Domestic revenues                                      $    14,394     $    12,987      $    29,584     $    25,981
International revenues                                       2,805           2,327            5,279           4,419
                                                       -----------     -----------      -----------     -----------
       Total revenues                                  $    17,198     $    15,314      $    34,863     $    30,400
                                                       ===========     ===========      ===========     ===========



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


                                                            CRYOLIFE, INC.
                                             Unaudited Reconciliation of Adjusted Net Loss
                                                   (In thousands, except share data)

                                                            Three Months Ended               Six Months Ended
                                                                 June 30,                        June 30,
                                                       ---------------------------      ---------------------------
                                                           2005           2004              2005           2004
                                                       -----------     -----------      -----------     -----------

Net loss - as reported                                 $   (14,379)    $    (3,352)     $   (15,736)    $   (10,378)

Add back adjustments to net loss:
   Settlement of class action lawsuit                       11,750               -           11,750               -
   Change in valuation of derivative                           902               -              784               -
                                                       -----------     -----------      -----------     -----------

Adjusted net loss                                      $    (1,727)    $    (3,352)     $    (3,202)    $   (10,378)

Effect of preferred stock                                     (244)              -             (290)              -
                                                       ------------     ----------      ------------    -----------
Adjusted net loss applicable to common shares          $    (1,971)    $    (3,352)     $    (3,492)    $   (10,378)
                                                       ============    ============     ============    ============

Adjusted loss per common share:
   Basic                                               $     (0.08)    $     (0.14)     $     (0.15)    $     (0.46)
                                                       ===========     ===========      ===========     ===========
   Diluted                                             $     (0.08)    $     (0.14)     $     (0.15)    $     (0.46)
                                                       ===========     ===========      ===========     ===========

Weighted average common shares outstanding:
   Basic                                                    23,905          23,252           23,676          22,747
                                                       ===========     ===========      ===========     ===========
   Diluted                                                  23,905          23,252           23,676          22,747
                                                       ===========     ===========      ===========     ===========




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


                                                            CRYOLIFE, INC.
                                                         Financial Highlights
                                                            (In thousands)


                                                                       Unaudited           Audited
                                                                        June 30,          Dec. 31,
                                                                          2005              2004
                                                                       ------------     -----------

Cash and cash equivalents, marketable securities,                      $     22,123     $     9,232
   at market, and restricted securities
Trade receivables, net                                                       10,550           8,293
Other receivables                                                            18,069           3,957
Deferred preservation costs, net                                             10,425           8,822
Inventories                                                                   4,267           4,767
Total assets                                                                103,368          73,261
Shareholders' equity                                                         52,568          49,660



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